UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 2, 2019

Marlin Business Services Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-50448	38-3686388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

(888) 479-9111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2019, Marlin Business Services Corp. (the “Company”) announced that it has appointed Michael R. Bogansky as Senior Vice President and Chief Financial Officer effective on February 1, 2019.

Mr. Bogansky, age 41, joins the Company from PHH Corporation, a New York Stock Exchange listed company (“PHH”), where he was most recently Senior Vice President and Chief Financial Officer from March 2017 until PHH was acquired by Ocwen Financial Corporation on October 4, 2018.  Prior to that, Mr. Bogansky served as the Senior Vice President and Controller of PHH since April 4, 2014.  Mr. Bogansky joined PHH’s subsidiary, PHH Mortgage Corporation (“PHH Mortgage”), in 2003 as Manager, Financial Reporting and held roles of increasing responsibility in the accounting and finance functions of PHH and its subsidiaries, including serving as Vice President, Financial Reporting of PHH Mortgage from 2009 to 2010, as PHH’s Vice President and Assistant Controller from 2010 to 2012 and as PHH’s Vice President and Controller from to 2012 until 2014.  Prior to joining PHH in 2003, Mr. Bogansky served as a Senior Auditor with Deloitte & Touche LLP, which currently serves as the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Marlin Business Services Corp. on January 2, 2019 in connection with Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Business Services Corp. (Registrant)

Date: January 2, 2019	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President & General Counsel

INDEX TO EXHIBIT

99.1	Press Release issued by Marlin Business Services Corp. on January 2, 2019 in connection with Item 5.02.